Exhibit 99.1
PRESS RELEASE
For Immediate Release

Contact:	Michael O. Banks — Executive Vice President and Chief Financial Officer (570) 200-1340
PENN MILLERS HOLDING CORPORATION ANNOUNCES
WILKES-BARRE, PA, November 4, 2009 — Penn Millers Holding Corporation (NASDAQ: PMIC) (the “Company”) announced today that the Company has been granted eligibility status by the Depository Trust Company (DTC). DTC provides banks, brokerage firms and other institutions with an efficient means of moving securities and settling trades electronically. Trading of securities through DTC allows for cost-effective clearing and guaranteed settlement. This approval for DTC eligibility will enhance the ease with which shares in the Company can be exchanged.
The Company provides property and casualty insurance through its wholly-owned subsidiary, Penn Millers Insurance Company. Penn Millers Insurance Company provides agribusiness insurance in 33 states and commercial lines insurance in 8 states.
The Company is located at 72 North Franklin Street in Wilkes-Barre, PA. The Company’s web address is http://www.pennmillers.com.
Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form S-1 Registration Statement, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.